Exhibit 99.2

FOR IMMEDIATE RELEASE

SCHEDULES 2013 SECOND QUARTER FINANCIAL RESULTS NEWS

RELEASE AND CONFERENCE CALL

COMPANY TO PARTICIPATE IN THREE UPCOMING INVESTOR CONFERENCES

HIGHLANDS RANCH, Colorado, July 26, 2013– Advanced Emissions Solutions, Inc. (the “Company”) today announced that it will issue its financial results for the second quarter ended June 30, 2013 on Wednesday, August 7th, 2013 after the stock markets close. Michael Durham, President & CEO, and Mark McKinnies, Senior VP & CFO, will conduct a conference call focusing on the financial results and business activities that afternoon at 5:00 pm ET:

•	(877) 709-8150 (Domestic)

•	(201) 689-8354 (International)

The conference call will also be webcast live via the “Investor Information” section at www.advancedemissionssolutions.com.

The Company will also participate in the following investor conferences:

•	Jefferies Global Industrials Conference on August 12th in New York City

•	Midwest IDEAS Investor Conference on August 27th in Chicago

•	KeyBanc Capital Markets Basic Materials & Packaging Conference on September 11th in Boston

A copy of the slides to be used at these events will be available via the Investor Information section of www.advancedemissionssolutions.com on or before August 12, 2013, and will also be filed on Form 8-K with the Securities and Exchange Commission.

About Advanced Emissions Solutions, Inc.

Advanced Emissions Solutions, Inc. (NASDAQ:ADES) serves as the holding entity for a family of companies that provide emissions solutions to customers in the power generation and other industries.

ADA-ES, Inc. (“ADA”) supplies Activated Carbon Injection (“ACI”) for mercury control, Dry Sorbent Injection (“DSI”) for acid gases, and technology services and other offerings in support of our customers’ emissions compliance strategies. ADA’s M-ProveTM technology, which reduces emissions of mercury and other metals from PRB coal, is applied directly to coal at power plants, or offered through a licensing agreement with Arch Coal for application at their mines. In addition, we are developing technologies to advance cleaner energy, including CO2 emissions control technologies through projects funded by the U.S. Department of Energy (“DOE”) and industry participants.

Clean Coal Solutions, LLC (“CCS”), is a 42.5% owned joint venture by ADA that provides ADA’s patented Refined Coal (“RC”) CyClean™ technology to enhance combustion of and reduce emissions of NOx and mercury from coals in cyclone boilers and ADA’s patent pending M-45™ and M-45-PC™ technologies for Circulating Fluidized Boilers and Pulverized Coal boilers respectively. Advanced Emissions Solutions consolidates the results of CCS in its financial statements.

BCSI, LLC is a custom designer and fabricator of engineered emissions control technologies, bulk material handling equipment, bulk storage systems, water/waste water treatment equipment, and custom components. BSCI supplies Dry Sorbent Injection (“DSI”) for acid gas control using its technologically advanced cool, dry conditioned conveying air systems. BCSI’s technical solutions serve a wide range of industrial clients including; coal fired utilities, water treatment, wastewater, cement kilns, food processing and industrial boilers. BCSI employs engineers and trade professionals at a 190,000+sq. ft. fabrication and office facility located in McKeesport, PA.

The conference call referenced in this press release will contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, which provides a “safe harbor” for such statements in certain circumstances. The forward-looking statements may include statements or expectations regarding future contracts, projects, demonstrations and technologies; amount and timing of production of RC, revenues, earnings, cash flows and other financial measures; future operations; our ability to capitalize on and expand our business to meet opportunities in our target markets and profit from our proprietary technologies; scope, timing and impact of current and anticipated regulations, legislation and IRS guidance; future supply and demand; the ability of our technologies to assist our customers in complying with government regulations and related matters. These statements are based on current expectations, estimates, projections, beliefs and assumptions of our management. Such statements involve significant risks and uncertainties. Actual events or results could differ materially from those discussed in the forward-looking statements as a result of various factors, including but not limited to, changes in laws, regulations and IRS interpretations or guidance, government funding, accounting rules, prices, economic conditions and market demand; timing of laws, regulations and any legal challenges to or repeal of them; failure of the RC facilities to produce coal that qualifies for tax credits; termination of or amendments to the contracts for RC facilities; decreases in the production of RC; failure to lease or sell the remaining RC facilities on a timely basis; inability to commercialize the new M-45-PC TM technology on favorable terms; availability, cost of and demand for alternative tax credit vehicles and other technologies; technical, start-up and operational difficulties; availability of raw materials and equipment; loss of key personnel; impact of competition; our inability to ramp up operations to effectively address expected growth in our target markets; intellectual property infringement claims from third parties; seasonality and other factors discussed in greater detail in our filings with the Securities and Exchange Commission (“SEC”). You are cautioned not to place undue reliance on such statements and to consult our SEC filings for additional risks and uncertainties that may apply to our business and the ownership of our securities. Our forward-looking statements are presented as of the date made, and we disclaim any duty to update such statements unless required by law to do so.

Graham Mattison

Vice President, Investor Relations

(646) 319-1417

graham.mattison@adaes.com